Exhibit 10(b)
                        THE BEARD COMPANY

                  1994 PHANTOM STOCK UNITS PLAN



             (As Amended Effective October 23, 1997)

                        THE BEARD COMPANY
                  1994 PHANTOM STOCK UNITS PLAN
             (As Amended Effective October 23, 1997)

                          Table of Contents               Page

ARTICLE I     Name and Purpose of Plan. . . . . . . . . .   1

              1.1   Name of Plan. . . . . . . . . . . . .   1
              1.2   Purpose. . . . . . . . . . . . . . .    1
              1.3   Type of Plan. . . . . . . . . . . . .   1

ARTICLE II    Definitions and Construction. . . . . . . .   1

              2.1   Definitions. . . . . . . . . . . . .    1
              2.2   Construction. . . . . . . . . . . . .   4

ARTICLE III   Participation. . . . . . . . . . . . . . .    4

              3.1   Selection for Participation. . . . .    4
              3.2   Participation in Consideration
                    For Future Services. . . . . . . . .    4
              3.3   Award Agreements. . . . . . . . . . .   4

ARTICLE IV    Phantom Stock Units Subject to the Plan. .    4

              4.1   Number of Phantom Stock Units. . . .    4
              4.2   Grant of Phantom Stock Units. . . . .   4

ARTICLE V     The Awards. . . . . . . . . . . . . . . . .   5

              5.1   Amount of Awards, Number of Units. .    5
              5.2   Special Rules for Phantom Stock Units   5
              5.3   Forfeiture of Award. . . . . . . . .    6

ARTICLE VI    Payment of Award. . . . . . . . . . . . . .   7

              6.1   Payment of Award. . . . . . . . . . .   7
              6.2   Form of Payment. . . . . . . . . . .    7
              6.3   Beneficiary Designation. . . . . . .    8

ARTICLE VII   General Benefit Provisions. . . . . . . . .   9

              7.1   Restriction on Alienation of Benefits   9
              7.2   No Trust. . . . . . . . . . . . . . .   9
              7.3  Withholding for Income and Employment
                    Taxes. . . . . . . . . . . . . . . .    9
              7.4   No Interest on Awards. . . . . . . .    9
              7.5   Payments by the Company or Subsidiary   9
              7.6  Adjustment on Recapitalization. . . .    10

ARTICLE VIII  Provisions Relating to Participants. . . .    10

              8.1   Information Required of Participants.   10
              8.2   Benefits Payable to Incompetents. . .   10
              8.3   Conditions of Employment Not Affected
                    by Plan. . . . . . . . . . . . . . .    10

ARTICLE IX    Acceleration of Awards on Change of Control   10

              9.1   Change of Control. . . . . . . . . .    10

ARTICLE X     Administration and Committee. . . . . . . .   12

              10.1  Allocation of Responsibility for
                    Plan Administration. . . . . . . . .    12
              10.2  Claims Procedure. . . . . . . . . . .   13
              10.3  Review Procedure. . . . . . . . . . .   13
              10.4  Records and Reports. . . . . . . . .    14
              10.5  Other Committee Powers and Duties. .    14
              10.6  Rules and Decisions. . . . . . . . .    14

ARTICLE XI    Amendment and Termination. . . . . . . . .    14

              11.1  Right to Amend or Alter Plan. . . . .   14
              11.2  Right to Terminate Plan. . . . . . .    15

ARTICLE XII   Miscellaneous Provisions. . . . . . . . . .   15

              12.1  Articles and Section Titles and
                    Headings. . . . . . . . . . . . . . .   15
              12.2  Laws of Oklahoma to Govern. . . . . .   15
              12.3  Effective Date of Plan. . . . . . . .   15

                        THE BEARD COMPANY
                  1994 PHANTOM STOCK UNITS PLAN
             (As Amended Effective October 23, 1997)

          THE BEARD COMPANY, an Oklahoma corporation, hereby adopts The Beard Company 1994 Phantom Stock Units Plan upon the following terms and conditions:

                            ARTICLE I

                    Name and Purpose of Plan

          1.1 Name of Plan. This Plan shall be hereafter known as THE BEARD COMPANY 1994 PHANTOM STOCK UNITS PLAN.

          1.2 Purpose. The purpose of the Plan is to provide the Key Employees who are selected to be Participants under the Plan an incentive to motivate and financially reward such individuals who contribute to the long term growth and profitability of the Company with such reward to be based on the financial performance of the Company, including its Subsidiaries, during the Award Period. Key Employees will have the opportunity to earn their Awards with payment to be made solely in cash.

          1.3 Type of Plan. This Plan shall be considered as a "bonus plan" which is to be sponsored by the Company solely for the purpose of providing a supplemental income for certain Key Employees who contribute materially to the continued growth, development and future business success of the Company. It is the intention of the Company that this Plan and any Agreements entered into pursuant to the Plan be administered as a bonus plan established and maintained for a select group of Key Employees.

                           ARTICLE II

                  Definitions and Construction

          2.1 Definitions. Where the following capitalized words and phrases appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

                (a) Agreement: The word "Agreement" shall mean that certain agreement which will be entered into by and between the Company and the Participant which represents the Participant's Award for a particular Award Period as provided in
Section 3.3 hereof.

                (b) Award: The word "Award" shall mean, with respect to any Participant, the number of Phantom Stock Units granted to the Participant at the beginning of each Award
Period.

                (c)  Award Period: The words "Award Period"
shall mean a fixed period of time determined by the Committee over which Awards may be earned by the Participant but in no event may the Award Period exceed five years.

                (d) Award Price: The words "Award Price" shall mean the Market Value of the Common Stock on the date of the Award.

                (e) Beneficiary: The words "Beneficiary" shall mean that person designated by the Participant pursuant to
Section 6.3 hereof who may be entitled to receive such Participant's Award in the event of the death of the Participant.

                (f)  Board: The word "Board" shall mean the
Board of Directors of the Company.

                (g)  Change of Control: The words "Change of
Control" shall mean the change in the control of the Company as described in Section 9.1 hereof.

                (h)  Code: The word "Code" shall mean the
Internal Revenue Code of 1986, as amended.

                (i) Committee: The word "Committee" shall mean the committee appointed by the Board in accordance with Article X herein to administer the Plan. Effective as of the date of this amendment the Committee shall consist of at least two non-employee directors as such term is defined in Rule 16b-3 of the Securities Act of 1934.

                (j)  Common Stock: The words "Common Stock"
shall mean the shares of common stock of the Company, par value
$.001 per share.

                (k)  Company: The word "Company" shall mean The
Beard Company, or its successor.

                (l)  Disability: The word "Disability" shall
mean a physical or mental condition arising during employment with the Employer whereby a Participant has become totally and permanently disabled as defined under The Beard Company Long-Term Disability Plan.

                (m) Effective Date: The words "Effective Date" shall mean the 1st day of November, 1994, which is the date that this Plan shall be effective for all purposes.

                (n)  Eligible Spouse: The words "Eligible
Spouse" shall mean the spouse to whom the Participant is married on his date of death.

                (o) Employer: The word "Employer" shall mean either the Company or any Subsidiary.

                (p)  Key Employee: The words "Key Employee"
shall mean any full time employee of the Company or a Subsidiary who holds the position of Chairman, Chief Executive Officer, President, Executive Vice President, Senior Vice President, Vice President or any other key employee or director of the Company or a Subsidiary who is selected for participation in the Plan.

                (q)  Market Value: The words "Market Value"
shall mean the closing price of the Common Stock of the Company as reported on the American Stock Exchange or such other securities exchange on which the Common Stock may be listed on the trading day immediately preceding the date of the Award, the Vesting Date or other relevant date. Provided, if the price of such Common Stock is not reported or listed as aforesaid, the "Market Value" of such Common Stock shall be determined by the Committee as of the relevant date, and the Committee shall utilize any reasonable and prudent method in determining such Market Value, including, without limitation, the obtaining of opinions of completely independent and well qualified experts.

                (r) Participant: The word "Participant" shall mean a Key Employee who has been selected by the Committee.

                (s)  Phantom Stock Units: The words "Phantom
Stock Units" shall mean those monetary units which represent shares of Common Stock which a Participant may earn as provided in Article V hereof.

                (t)  Plan: The word "Plan" shall mean the "The
Beard Company 1994 Phantom Stock Units Plan," as set forth in this instrument, and as hereafter amended from time to time.

                (u)  Retirement: The word "Retirement" shall
mean a Participant's termination of employment with the Company or a Subsidiary after attaining the age of 65 years or later or, at the discretion of the Committee, after attaining the age of 55 years or later.

                (v)  Service Vesting Schedule. The words
"Service Vesting Schedule" shall mean the period of employment service with the Employer established by the Committee which must be met in order for a Participant to become vested in his Award under the Service Vesting Schedule. Except as otherwise specifically provided in the Plan or the Agreement, the Service Vesting Schedule shall be no greater than 25% for each 12 month period under the Award Period.

                (w)  Subsidiary: The word "Subsidiary" shall
mean any corporation with 80% or more of its voting common stock being owned, directly or indirectly, by the Company.

                (x)  Vestina Date: The words "Vesting Date"
shall mean the date on which a Participant becomes vested under the Service Vesting Schedule in his Award after satisfying the requirements.

          2.2 Construction: The masculine gender, wherever appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

                           ARTICLE III

                          Participation

          3.1 Selection for Participation. In order to be eligible for participation in the Plan, a Key Employee of the Company must be selected by the Committee. Selection for participation in the Plan shall be in the sole and absolute discretion of the Committee.

          3.2 Participation In Consideration for Future Services. Selection of a Key Employee by the Committee for participation in the Plan and the granting of any Award will be deemed to be for all purposes in consideration of future services to be rendered by the Key Employee to the Company or its Subsidiaries.

          3.3 Award Agreements. Any Key Employee selected by the Committee as a Participant, shall, as a condition of participation, execute and return to the Committee an Agreement evidencing the Key Employee's participation in the Plan, the amount of his Award and his agreement to the terms and conditions of the Plan and the Agreement. A separate Agreement will be entered into by the Company and the Participant for each Award Period.

                           ARTICLE IV

             Phantom Stock Units Subject to the Plan

          4.1 Number of Shares of Phantom Stock Units. The number of Phantom Stock Units subject to Award under this Plan in the form of Phantom Stock Units shall not exceed in the aggregate Two Hundred Thousand (200,000). If any Phantom Stock Units issued to a Participant are forfeited as provided in this Plan or the Agreement, the Committee may reissue such Phantom Stock Units to Participants.

          4.2 Grant of Phantom Stock Units. The number of Phantom Stock Units which may be awarded under the Plan is subject to the sole discretion of the Committee but in no event may the total number of Phantom Stock Units exceed Two Hundred Thousand (200,000). For all purposes under the Plan, the value of the Phantom Stock Units will be based upon the Market Value of the Common Stock at the time of the Award, the Vesting Date or any other relevant date. Provided, however, that the Committee shall not award any Phantom Stock Units to any of its own members while such member is serving as a member of the Committee. Phantom Stock Units may be awarded to members of the Committee as determined by the Board without any members of the Committee participating in any discussion or vote regarding the award of any such Phantom Stock Units to such member of the Committee. In the event the Board is to award Phantom Stock Units as provided herein to any member of the Committee, then, in such event, the term "Board" shall mean the "Committee" as that term is used herein and for the limited purpose of awarding Phantom Stock Units to members of the Committee, the Board shall have all rights, powers and duties which are otherwise vested in the Committee.

                            ARTICLE V

                           The Awards

          5.1 Amount of Awards, Number of Units. The Award granted to each Participant for each Award Period, expressed as a number of Phantom Stock Units is determined solely in the discretion of the Committee. Payment of Awards of Phantom Stock Units will be in cash. Each Award of Phantom Stock Units shall contain such terms, restrictions and conditions as the Committee may determlne, which terms, restrictions and conditions may or may not be the same in each case.

          5.2 Special Rules for Phantom Stock Units. Phantom Stock Units are granted in the form of units equivalent to shares of Common Stock. No certificates shall be issued with respect to such units, but the Company shall maintain a bookkeeping account in the name of the Participant to which such units shall relate and such units shall otherwise be treated in a comparable manner as if the Participant had been awarded shares of Common Stock (except that no voting rights or other stock ownership rights shall apply to such units). Each such unit shall represent the right to receive a cash payment of equivalent value at one time, in the manner and subject to the restrictions set forth in this Plan. If, during the Award Period, cash dividends or other cash distributions are paid with respect to shares of Common Stock, the Company may elect to pay to the Participant in cash an amount equal to the cash dividends or cash distributions that he would have received if the Phantom Stock Units had been granted in the form of shares of Common Stock rather than units equivalent thereto. If, during the Award Period, shares of Common Stock or other securities or property are distributed with respect to the Common Stock, additional units equivalent to such shares, securities or property shall be added to the Participant's bookkeeping account as additional units and shall be subject to forfeiture and all other limitations and restrictions imposed upon the related units. Upon the expiration of the Award Period or the occurrence of any other event which may give rise to forfeiture under the Plan, the Company may defer payment of dividend equivalents on Phantom Stock Units until a determination is made as to the number of such units, if any, to be forfeited, and no further dividend equivalents shall be paid with respect to forfeited units after the date of the forfeiture (regardless of whether the record date of the dividend is before or after the date of the forfeiture). In the event of the death of a Participant, the Beneficiary shall have the same right to receive cash payments equivalent to cash dividends and other cash distributions with respect to the Phantom Stock Units which are not forfeited as the Participant would have had if he had survived until payment of the Phantom Stock Units is made to the Beneficiary pursuant to Section 6.3 hereof.

          5.3 Forfeiture of Award. In the event that the Participant terminates employment or ceases to be a director at any time during the Award Period, then, to the extent that the Participant does not otherwise become vested in his Award, the Participant shall then forfeit any remaining portion of his Award in which he is not otherwise vested and nonforfeitable as of the date of such termination of employment. It is the intent of the Company in authorizing the adoption of this Plan that the Participant must be in the employ of the Employer on the Vesting Date as specified in the Agreement to be vested in that portion of the Award. The only exception to the rule which provides that the Participant must be in the employ of the Employer on the Vesting Date in order to become vested in that incremental portion of his Award will occur in the event the Participant's termination from employment is due to death, Disability, Retirement, or Change of Control. In this regard, in the event that a Participant does terminate employment due to death or Disability, then, the Participant shall then become 100% vested and nonforfeitable with respect to that portion of his Award which would otherwise become vested had the Participant continued in the employ of the Employer until the applicable Vesting Date in the year in which the Participant terminates employment. In the event that a Participant terminates employment due to Retirement or a Change of Control as provided in Article IX hereof, then, in such event, such Participant shall be deemed to be 100% vested and nonforfeitable in his entire Award regardless of the fact that the Participant has not continued in the employ of the Employer to the end of the Award Period. Provided, in the event that the Participant has been (i) discharged from employment service with the Employer for acts of dishonesty, fraud, theft, embezzlement, (ii) upon the conviction of a court of competent jurisdiction of a crime that is deemed to be a felony under the laws of the State of Oklahoma (or any other state or laws of the United States), or (iii) in the event the Participant commits any act or acts which are injurious and adversely impacts the Employer in any manner whatsoever, then, in such event, the Committee, in its sole discretion, may determine that any Award which has not otherwise been paid to the Participant or his Beneficiary shall be forfeited in its entirety and it shall thereafter be deemed as if the Participant was never selected for participation in the Plan.

                           ARTICLE VI

                        Payment of Award

          6.1   Payment of Award.

                (a) General. With respect to each applicable Award Period, after satisfaction of any Service Vesting Schedule prescribed by the Committee, payment of Awards shall be made as soon as practicable following the Vesting Date which relates to the Award.

                (b)  Specia1 Rules for Payment.

                     (i) In the event a Participant terminates employment or ceases being a director of the Employer due to death, Disability, or if the Participant incurs a "hardship," then, the Committee may, in its sole discretion, accelerate vesting and payment of any Award or take such other actions as the Committee deems appropriate. For the purpose of the Plan, the term "hardship" shall mean an extreme and continuing financial hardship on the Participant, the continuation of which will cause the Participant and/or the Company to suffer extreme financial embarrassment. The Committee shall establish additional criteria which it deems appropriate to determine whether or not "hardship" has occurred. The decision of the Committee as to whether the Participant has incurred a "hardship" shall be final and conclusive. No member of the Committee shall participate in the decision making process of the Committee if such member is requesting a hardship payment.

                    (ii) In the event of Retirement or a Change of Control as provided in Section 9.1 hereof, then, the Participant's Award shall become automatically vested and 100% nonforfeitable notwithstanding that the completion of the Award
Period has not occurred.

     6.2   Form of Payment.

           (a) General. At the time that the Participant has been selected by the Committee to become a Participant in the Plan, the Participant shall elect the time at which the payment of his Award shall occur. Once made, this election shall be irrevocable. All payments shall be made in a single lump sum payment at the applicable point in time. In this regard, the time of payment shall be as elected by the Participant under his Agreement as provided under either Option A, Option B or Option C below:

OPTION A: The Participant will receive his vested Award at a reasonable time following each Vesting Date (or other date specified herein) during the Award Period. Provided, if on such Vesting Date the amount of payment for each Phantom Stock Unit as calculated pursuant to Subsection 6.2(b) below is less than $1.00, the Participant shall not receive his vested Award until the earlier of (i) a subsequent Vesting Date on which the amount to be paid under such Phantom Stock Unit is equal to or greater than $1.00, (ii) the applicable date in the event of a Participant's death, Disability, Retirement, hardship or a Change of Control as provided in Section 6.1 herein, or (iii) the last Vesting Date in the Award Period.

OPTION B: The Participant will receive his vested Award at a reasonable time following the earlier of (i) the last Vesting Date in his Award Period or (ii) the applicable date in the event of a Participant's death, Disability, Retirement, hardship or a Change of Control as provided in Section 6.1; and, to the extent the Participant elects not to defer any portion of his Award to such last Vesting Date, then, payment shall be made as provided under Option A.

OPTION C: The Participant will receive 50% of each vested
Phantom Stock Unit pursuant to Option A and the other 50% of each vested Phantom Stock Unit pursuant to Option B.

              (b)  Calculation of the Amount of Payment

OPTION A: If a Participant has elected Option A as provided in
Section 6.2(a) above, then on the applicable Vesting Date during the Award Period, the Participant shall be paid an amount equal to (1) the greater of (i) the average of the Market Value of the Common Stock for the sixty day period prior to the applicable Vesting Date or (ii) the average of the Market Value of the Common Stock for the 12 month period prior to the applicable Vesting Date less (2) the Award Price with such resulting amount then multiplied by the number of Phantom Stock Units in the Award which are vested.

OPTION B: If a Participant has elected Option B as provided in
Section 6.2(a) above, then, the amount to be paid to the Participant shall be equal to (1) the greater of (i) the average of the Market Value of the Common Stock for the sixty day period prior to the first to occur of (A) the last Vesting Date during the Award Period or (B) the applicable date in the event of a Participant's death, Disability, Retirement, hardship or a Change of Control as provided in Section 6.1, or (ii) the average of the Market Value of the Common Stock for the 12 month period prior to the earlier of (A) the last Vesting Date during the Award Period or (B) the applicable date in the event of a Participant's death, Disability, Retirement, hardship or a Change of Control as provided in Section 6.1 less (2) the Award Price with such resulting amount then multiplied by the number of Phantom Stock Units in the Award which the Participant elected to be calculated under Option B and which are currently vested.

          6.3 Beneficiary Designation. In the event of the death of a Participant during a Award Period, then, the Participant's Award, if any, shall be paid to the then surviving Beneficiary designated by the Participant on a form provided by the Committee, and, if there is no Beneficiary then surviving, such benefits will automatically be paid to the surviving Eligible Spouse of such Participant, otherwise to the estate of such Participant.

                           ARTICLE VII

                   General Benefit Provisions

          7.1 Restrictions on Alienation of Benefits. No right or benefit under this Plan or the Agreement shall be subject in any manner to garnishment, attachment, anticipation, alienation, sale, transfer, assignment, gift, pledge, encumbrance, disposition, hypothecation, levy, execution or the claims of creditors, either voluntarily or involuntarily, and any attempt to so garnish, attach, anticipate, alienate, sell, transfer, assign, gift, pledge, encumber, dispose, hypothecate, levy or execute on the same shall be null and void, and neither shall such benefits or beneficial interests be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable.

          7.2 No Trust. Other than as specifically provided in this Plan, no action under this Plan by the Company, its parent or any subsidiary, its Board or the Committee shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant, his Beneficiary, or any other persons otherwise entitled to his Award. The status of the Participant and his Beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company who employs such Participant. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or his Beneficiaries or to be security for the performance of the obligations of the Company or any Subsidiary, but shall be, and remain a general, unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company, its parent or any subsidiary.

          7.3 Withholding For Income and Employment Taxes. Since all amounts to be paid under the Plan and the related Agreement to a Participant are to be considered as supplemental compensation paid for services rendered by the Participant, the Company shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or other taxes relating to any payments made under this Plan, and accordingly, all amounts of Awards shall be subject to and reduced by the amount of such taxes.

          7.4 No Interest on Awards. All Awards to be paid hereunder will be paid without interest or investment earnings of any kind whatsoever except as otherwise specifically provided in the Plan.

          7.5 Payments by the Company or Subsidiary. The payments required to meet the cost of the Awards provided by the Plan shall be made solely by the Company or any Subsidiary whose Key Employees are participating in the Plan.

          7.6 Adjustment on Recapitalization. In case of a recapitalization, stock split, merger, stock dividend, reorganization, combination, liquidation, or other change in the Common Stock of the Company, the Committee shall make such adjustment, if any, as it deems appropriate to the number of Phantom Stock Units which represent shares of Common Stock.

                          ARTICLE VIII

               Provisions Relating to Participants

          8.1 Information Required of Participants. Payment of Awards shall be made as provided in this Plan and no formal claim shall be required therefor; provided, in the interests of orderly administration of the Plan, the Committee may make reasonable requests of Participants and Beneficiaries to furnish information which is reasonably necessary and appropriate to the orderly administration of the Plan, and, to that limited extent, payments under the Plan are conditioned upon the Participants and Beneficiaries promptly furnishing true, full and complete information as the Committee may reasonably request.

          8.2 Benefits Payable to Incompetents. Any benefits payable hereunder to a minor or other person under legal disability may be made, at the discretion of the Committee, (i) directly to the said person, or (ii) to a parent, spouse, relative by blood or marriage, or the legal representative of the said person. The Committee shall not be required to see to the application of any such payment, and the payee's receipt shall be a full and final discharge of the Committee's responsibility hereunder.

          8.3 Conditions of Employment Not Affected by Plan. The establishment and maintenance of the Plan shall not be construed as conferring any legal rights upon any Participant to the continuation of employment with the Employer, nor shall the Plan interfere with the rights of the Employer to discharge any Participant with or without cause.

                           ARTICLE IX

           Acceleration of Awards on Change of Control

          9.1 Change of Control. In the event that there has been a Change of Control (as defined hereafter), any unvested portion of an Award shall vest and become 100% nonforfeitable and payable as of the date of the Change in Control. For the purpose of this Plan, a "Change of Control" shall mean:

                (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses
(i), (ii), and (iii) of subsection (c) of this Section 9; or (v) any acquisition of the Outstanding Company Common Stock or the Outstanding Company Voting Securities beneficially owned by W.M. Beard (1) pursuant to the laws of descent and distribution, (2) by a donee receiving the shares pursuant to an inter vivos gift,
(3) by a corporation, partnership or other entity which W.M. Beard controls or (4) by operation of law, including by example and not by limitation, pursuant to a divorce decree, pursuant to a bankruptcy decree or pursuant to any foreclosure proceedings;

                (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or,
(ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and
(C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

                            ARTICLE X

                  Administration and Committee

          10.1 Allocation of Responsibility for Plan Admini-stration. The members of the Committee shall serve at the pleasure of the Board and shall be the same as the Compensation Committee appointed by the Board. Any member may serve concurrently as a member of any other administrative committee of any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights (including stock appreciation rights). The Committee shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet in special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies and
(iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any Agreements. Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any Agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

          10.2 Claims Procedure. The Committee shall make all determinations as to the right of any Participant or his Beneficiary to an Award. If any request for a payment is wholly or partially denied, the Committee shall notify the person requesting the payments, in writing, of such denial, including in such notification the following information:

               (a) the specific reason or reasons for such denial;

               (b) the specific references to the pertinent
Plan provisions upon which the denial is based;

               (c) a description of any additional material and information which may be needed to clarify the request, including an explanation of why such information is required;
and

               (d) an examination of this Plan's review procedure with respect to denial of benefits.

Provided, that any such notice to be delivered to any Participant or Beneficiary shall be mailed by certified or registered mail and shall be written to the best of the Committee's ability in a manner that may be understood without legal counsel.

          10.3 Review Procedure. Any Participant or Beneficiary whose claim has been denied in accordance with Section 10.2 herein may appeal to the Committee for review of such denial by making a written request therefor within 60 days of receipt of the notification of such denial, and such Participant or Beneficiary may examine documents pertinent to the review and may submit to the Committee written issues and comments. Within 60 days after receipt of the request for review, the Committee shall communicate to the claimant, in writing, its decision, and the communication shall set forth the reason or reasons for the decision and specific reference to those Plan provisions upon which the decision is based.

          10.4 Records and Reports. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with governmental laws and regulations.

          10.5  Other Committee Powers and Duties. The
Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any Awards hereunder;

                (b) to establish the Service Vesting Schedule as such relates to the Awards;

                (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                (d) to receive from the Company and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

                (e) to furnish the Company upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate; and

                (f) to appoint and employ individuals and any other agents it deems advisable, including legal counsel, to assist in the administration of the Plan and to render advice with respect to any responsibility of the Committee, or any of its individual members, under the Plan.

          10.6 Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the accountants of the Company or the legal counsel of the Company.

                           ARTICLE XI

                    Amendment and Termination

          11.1 Right to Amend or Alter Plan. The Plan may be amended by the Company from time to time in any respect whatever by resolution of the Board adopting such amendment. Any amendments may be made, which in the judgment of the Committee are necessary or advisable, provided that such amendments do not deprive a Participant, without his consent, of a right to receive his Award hereunder which has been previously granted to the Participant at the applicable point in time. Provided further, the amendment of the Plan shall not cause a termination of any previously granted Award and such amendment shall not accelerate the vesting of any Award which is not vested as of such date.

          11.2 Right to Terminate Plan. This Plan shall continue until terminated as provided in this Section 11.2. The Company expressly reserves the right to terminate this Plan in whole or in part at any time. Unless sooner terminated, this Plan shall terminate on October 31, 2004 (the "Termination Date"). Provided, if the Company elects to terminate the Plan prior to the Termination Date, the Company shall determine a proposed date of termination, and the Committee shall notify the Participants. Provided, further, the termination of the Plan shall not cause a termination of any previously granted Award and such termination shall not accelerate the vesting of any Award which is not vested as of such date.

                           ARTICLE XII

                    Miscellaneous Provisions

          12.1 Articles and Section Titles and Headings. The titles and headings at the beginning of each Article and Section shall not be considered in construing the meaning of any provisions in this Plan.

          12.2 Laws of Oklahoma to Govern. The provisions of this Plan shall be construed, administered and enforced according to the laws of the State of Oklahoma.

          12.3 Effective Date of Plan. This Plan shall be effective as of the Effective Date.

                                      THE BEARD COMPANY, an Oklahoma
                                      corporation
ATTEST:

REBECCA G. WITCHER                      By:  HERB MEE, JR.
Rebecca G. Witcher, Secretary                Herb Mee, Jr., President

[Seal]